As filed with the Securities and Exchange Commission on May 23, 2000
                                                   Registration Number 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               OMNICOM GROUP INC.
             (Exact name of registrant as specified in its charter)

                 New York                                       13-1514814
      (State or other jurisdiction                           (I.R.S. Employer
    of incorporation or organization)                     Identification Number)

          437 Madison Avenue
          New York, New York                                       10022
(Address of Principal Executive Offices)                         (Zip Code)

                     OMNICOM GROUP INC. AMENDED AND RESTATED
                        1998 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                              Barry J. Wagner, Esq.
                          Secretary and General Counsel
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                              Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-6570

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                         Proposed
        Title of                                 Proposed Maximum        Maximum
     Securities to            Amount to be      Offering Price Per  Aggregate Offering       Amount of
     be Registered         Registered (1) (2)       Share (3)            Price (3)       Registration Fee (3)
-------------------------------------------------------------------------------------------------------------
Common Stock of Omnicom
Group Inc., par value
$.15 per share ..........       8,250,000            $83.96875          $692,742,187.50     $182,883.94

=============================================================================================================

(1) Represents shares of common stock of the registrant issuable pursuant to the Omnicom Group Inc. Amended and Restated 1998 Incentive Compensation Plan (the "Plan") being registered hereon. In addition, 7,600,000 shares of common stock of the registrant issuable pursuant to the Plan (prior to its amendment and restatement) were previously registered with the Securities and Exchange Commission on January 4, 1999 on Registration Statement No. 333-70091.

(2) This Registration Statement shall also cover any additional shares of common stock of the registrant which become issuable under the Plan by reason of any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, which affects the stock or the book value of the registrant.

(3) Estimated for the sole purpose of computing the registration fee. Pursuant to Securities Act Rules 457(c) and (h), the proposed maximum offering price per share is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of May 19, 2000.

                 INCORPORATION OF EARLIER REGISTRATION STATEMENT

            The contents of Registration Statement No. 333-70091 are incorporated herein by reference.

ITEM 8. Exhibits.

  Exhibit Number                            Description
  --------------                            -----------

       23               Consent of Arthur Andersen LLP.

       24               Power of Attorney (included on Signature Page).

       99 Omnicom Group Inc. Amended and Restated 1998 Incentive Compensation Plan, filed as Exhibit B to the Company's Proxy Statement dated April 11, 2000, is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 23, 2000.

                                       OMNICOM GROUP INC.

                                       By: /s/ John Wren
                                           -------------------------------------
                                           John Wren
                                           President, Chief Executive Officer
                                             and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below does hereby constitute and appoint John Wren and Barry J. Wagner, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of Common Stock registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this Registration Statement in respect of said shares and to any documents filed as part of or in connection with said Registration Statement or amendments; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Date: May 23, 2000                     By: /s/ John Wren
                                           -------------------------------------
                                           John Wren
                                           President, Chief Executive Officer
                                             and Director
                                             (Principal Executive Officer)

Date: May 23, 2000                     By: /s/ Randall Weisenburger
                                           -------------------------------------
                                           Randall Weisenburger
                                           Chief Financial Officer
                                           (Principal Financial Officer)

Date: May 23, 2000                     By: /s/ Philip J. Angelastro
                                           -------------------------------------
                                           Philip J. Angelastro
                                           Controller
                                           (Principal Accounting Officer)

Date: May 23, 2000                     By: /s/ Richard I. Beattie
                                           -------------------------------------
                                           Richard I. Beattie
                                           Director

Date:                                  By:
                                           -------------------------------------
                                           Bernard Brochand
                                           Director

Date: May 23, 2000                     By: /s/ Robert J. Callander
                                           -------------------------------------
                                           Robert J. Callander
                                           Director

Date: May 23, 2000                     By: /s/ James A. Cannon
                                           -------------------------------------
                                           James A. Cannon
                                           Director

Date: May 23, 2000                     By: /s/ Leonard S. Coleman, Jr.
                                           -------------------------------------
                                           Leonard S. Coleman, Jr.
                                           Director

Date: May 23, 2000                     By: /s/ Bruce Crawford
                                           -------------------------------------
                                           Bruce Crawford
                                           Director

Date: May 23, 2000                     By: /s/ Susan S. Denison
                                           -------------------------------------
                                           Susan S. Denison
                                           Director

Date: May 23, 2000                     By: /s/ Peter Foy
                                           -------------------------------------
                                           Peter Foy
                                           Director

Date: May 23, 2000                     By: /s/ Michael Greenlees
                                           -------------------------------------
                                           Michael Greenlees
                                           Director

Date: May 23, 2000                     By: /s/ Thomas L. Harrison
                                           -------------------------------------
                                           Thomas L. Harrison
                                           Director

Date: May 23, 2000                     By: /s/ John R. Murphy
                                           -------------------------------------
                                           John R. Murphy
                                           Director

Date: May 23, 2000                     By: /s/ John R. Purcell
                                           -------------------------------------
                                           John R. Purcell
                                           Director

Date: May 23, 2000                     By: /s/ Keith L. Reinhard
                                           -------------------------------------
                                           Keith L. Reinhard
                                           Director

Date: May 23, 2000                     By: /s/ Linda Johnson Rice
                                           -------------------------------------
                                           Linda Johnson Rice
                                           Director

Date: May 23, 2000                     By: /s/ Allen Rosenshine
                                           -------------------------------------
                                           Allen Rosenshine
                                           Director

Date: May 23, 2000                     By: /s/ Gary L. Roubos
                                           -------------------------------------
                                           Gary L. Roubos
                                           Director

                                INDEX TO EXHIBITS

  Exhibit Number                            Description
  --------------                            -----------

       23               Consent of Arthur Andersen LLP.

       24               Power of Attorney (included on Signature Page).

       99 Omnicom Group Inc. Amended and Restated 1998 Incentive Compensation Plan, filed as Exhibit B to the Company's Proxy Statement dated April 11, 2000, is incorporated herein by reference.